Exhibit 10.6

On Holding AG – LTIP 2018	Amendment 2021

Amendment 2021 to the LTIP 2018

The Compensation Committee proposes and the Board of Directors of the Company approves the following amendments to the LTIP 2018:

1.	Accelerated Vesting

Section 5.3 of the LTIP 2018 shall be amended and the Vesting Date of the remaining 1/3 Group 1 Options (i.e. 3,972 options) and the Group 2 Options - Tranche c) (i.e. 1,838 options) shall be accelerate due to Business Continuation from April 1, 2021 to February 13, 2021 (in order to take place at the first anniversary of the closing of the Primary Transaction described in the amendment 2019 to the LTIP 2018) (the “Accelerated Vesting Date”).

For the purposes of the LTIP 2018, where applicable, such accelerated vested Options (the “Accelerated Vested Options”) shall be included in the definition “Vested Options” of the LTIP 2018.

2.	Exercise

Accelerated Vested Options may be exercised immediately as of the Accelerated Vesting Date in accordance with section 6 of the LTIP 2018.

3.	Lock-up Period

Accelerated Vested Options shall be subject to the Lock-up Period of section 6.3 of the LTIP 2018.

Any other rules of the LTIP 2018 remain unchanged and shall continue to apply.

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On Holding AG – LTIP 2018	Amendment 2021

February 13, 2021

/s/ Caspar Coppetti	/s/ David Allemann
Caspar Coppetti	David Allemann
Chairman of the Board of Directors	Member of the Board of Directors

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